EXHIBIT 3.5

ARTICLES OF CONTINUANCE

FORM 11

Anguilla

INTERNATIONAL BUSINESS COMPANIES ACT

(Section 93(1))

ARTICLES OF CONTINUANCE

       1.    Name of Company:

Bingo.com, Ltd

        2.    Name under which the company is to be continued:

Bingo.com, Ltd

     3.    Jurisdiction under which company is incorporated:

Anguilla, Companies Act (c. C65)

     4.    Date on which company was incorporated:

30th September 2004

    5.    Registered Office:

Address:                        Spencer House, The Valley, Anguilla, B.W.I.

Mailing Address:            P.O. Box 821, The Valley, Anguilla, B.W.I.

    6.    Registered Agent:

Name:                           Wigley & Associates Inc.

Address:                        Spencer House, The Valley, Anguilla, B.W.I.

Mailing Address:            P.O. Box 821, The Valley, Anguilla, B.W.I.

    7.    Share Capital: (please (X) appropriate box)

X              No Par Value

�             Par Value

�             Both Par Value and No Par Value Shares

(a)      The classes and any maximum number of shares that the company is authorised to issue:             UNLIMITED.

(b)     The aggregate par value of all shares and the par value of each share:       N/A.

(c)      The rights, privileges, restrictions and conditions attaching to each class of shares: ORDINARY.

(d)     If a class of shares can be issued in series, the authority given to the directors to fix the number of shares in, or to determine the designation of, and the rights, privileges, restrictions and conditions attaching to the shares of, each series:       N/A.

(e)      Restrictions, if any, on share transfers:

    8.     Restrictions, if any, on business the company may carry on:

Note: An International Business Company shall not carry on any business prohibited by section 3 of the International Business Companies Act.

    9.    Amendments to the articles and by-laws that are to be effective upon registration of the articles of continuance:

Articles of Incorporation

1.  The Articles of Incorporation as filed pursuant to the Companies Act (c. C65) are hereby amended to omit/repeal the following restriction on share transfer:

"Subject to the Ordinance, the directors must consider any transfer presented to the Company and may, in their absolute discretion and, without assigning any reason therefore, refuse to register any transfer, they shall within ten (10) days after the date on which the transfer was lodged with the Company send to the transferee notice of such refusal."

By Laws

The By Laws dated 30th September 2004 are hereby repealed and replaced by the By Laws attached hereto which shall become effective from the date of registration of these Articles of Continuance pursuant to section 93(1)(b)(v) of the International Business Companies Act (c. I20)

10.    Other provisions, if any:

The Corporation shall only issue registered shares and shall not issue shares in bearer form

  Date:                                        Signature:                      Office Held:

  26th October 2004                                                        Authorised Signatory

                                                                                  Wigley & Associates Inc.

                                                                                              Registered Agent

  FOR REGISTRY USE ONLY

  Company No:

  Agent Code No:

  Date Filed:

  Received By: